EXHIBIT 10.2
BANK OF HAWAII CORPORATION
2014 STOCK AND INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT AGREEMENT (PERFORMANCE BASED)
(January 23, 2015)
This Restricted Stock Unit Grant Agreement ("Agreement") dated January 23, 2015 ("Grant Date"), between Bank of Hawaii Corporation, a Delaware corporation ("Company"), with its registered office at 130 Merchant Street, Honolulu, Hawaii 96813, and the executive of the Company or subsidiary of the Company ("Grantee") who as of the Grant Date is an Eligible Person under the Bank of Hawaii Corporation 2014 Stock and Incentive Plan ("Plan") and who is specified in the "Notice of 2015 Restricted Stock Unit Grant (Performance-Based)" ("Notice") attached hereto.
1.    Grant of Restricted Units. Effective as of the Grant Date, the Human Resources and Compensation Committee of the Company's Board of Directors ("Committee") has granted to Grantee the number Restricted Stock Units ("Restricted Units") as specified in the Notice pursuant to the Plan. Forty percent (40%) of the Restricted Units are hereby designated as "First Category Units", forty percent (40%) as "Second Category Units", and twenty percent (20%) as "Third Category Units".
2.    Restrictions During Period of Restriction. The given category of Restricted Units shall be subject to forfeiture by Grantee as specified in the Plan and this Agreement until the "Period of Restriction" terminates as to such Restricted Units. The Restricted Units shall vest in Grantee upon termination of the Period of Restriction (to the extent that the Restricted Units have not previously been forfeited). For purposes of this Agreement, the term "Period of Restriction" shall mean the period that commences on the Grant Date and terminates on March 1, 2018, after the certification of achievement of service and financial performance objectives as described in this Section 2 below (or which Period of Restriction otherwise terminates as provided in this Section 2 below).
As described below, the Period of Restriction shall terminate based upon the level of achievement of specified financial performance criteria, where the First Category Units shall be conditioned upon "Return on Equity", the Second Category Units shall be conditioned upon "Stock Price to Book Ratio", and the Third Category Units shall be conditioned upon "Tier 1 Capital Ratio" ("Financial Performance Criteria"). In this regard, the Period of Restriction shall terminate with respect to the "Applicable Vesting Percentage" of the First Category Units, Second Category Units, and Third Category Units, as the case may be, based upon the Company's achievement of the respective Financial Performance Criteria in accordance with the following schedule:

Financial Performance Criteria-- Three Year Average Percentile	Applicable Vesting Percentage
75th and Above (Maximum)	100%
62.5th - 74.9th	75%
50th - 62.49th	50%
Below 50th	0%

For purposes of this Agreement, the terms "Return on Equity", "Stock Price to Book Ratio", and "Tier 1 Capital Ratio" (as defined by the Federal Reserve Bank) shall mean such terms as determined at year end for the banks that comprise the S&P Supercomposite Regional Bank Index. With respect to the given Financial Performance Criteria, the "Three Year Average Percentile" shall mean the Company's percentile level on the S&P Supercomposite Regional Bank Index for the average of the numerical measures over the three years 2015, 2016, and 2017. The Financial Performance Criteria shall be determined based on references to measures and percentiles for the peer group banks that comprise the January 1, 2015, S&P Supercomposite Regional Bank Index (with peer group banks determined by excluding banks with assets >$50B).
a.    Termination of Period of Restriction For First Category Units
The Period of Restriction shall terminate on March 1, 2018, with respect to the amount equal to the Applicable Vesting Percentage multiplied by the First Category Units, provided that: (i) the Committee shall have certified the Three Year Average Percentile level for the Company's "Return on Equity" that corresponds to such Applicable Vesting Percentage; and (ii) Grantee is an Employee on March 1, 2018.
b.    Termination of Period of Restriction Second Category Units
The Period of Restriction shall terminate on March 1, 2018, with respect to the amount equal to the Applicable Vesting Percentage multiplied by the Second Category Units provided that: (i) the Committee shall have certified the Three Year Average Percentile level for the Company's "Stock Price to Book Ratio" that corresponds to such Applicable Vesting Percentage; and (ii) Grantee is an Employee on March 1, 2018.
c.    Termination of Period of Restriction Third Category Units
The Period of Restriction shall terminate on March 1, 2018, with respect to the amount equal to the Applicable Vesting Percentage multiplied by the Third Category Units provided that: (i) the Committee shall have certified the Three Year Average Percentile level for the Company's "Tier 1 Capital Ratio" that corresponds to such Applicable Vesting Percentage; and (ii) Grantee is an Employee on March 1, 2018.
d.    Termination of Period of Restriction Upon Certain Terminations of Employment
In addition to the termination of the Period of Restriction based on the achievement of the service and financial performance objectives as described in Section 2.a-2.c above, the Period of Restriction shall terminate in connection with certain terminations of Grantee’s employment with the Company and its subsidiaries as described in this Section 2.d. Specifically, the Period of Restriction for all of the Restricted Units shall terminate (to the extent that the Period of Restriction has not previously terminated or the Restricted Units have not previously been forfeited) upon the occurrence of any of the following: (i) the death of Grantee; (ii) the Grantee ceasing to be an Employee due to "disability" within the meaning of that term under Section 409A of the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder; or (iii) upon or after the occurrence of a "Change in Control" (within the meaning of Section 2.5 of the Bank of Hawaii Corporation Change-in-Control Retention Plan, restatement effective December 17, 2009 ("Change-in-Control Plan")) either (A) Grantee's employment with the Company and its subsidiaries is terminated by the Company without "Cause" (within the meaning of Section 2.4 of the Change-in-Control Plan) or (B) Grantee terminates employment with the Company and its subsidiaries for "Good Reason" (within the meaning of Section 2.16 of the Change-In-Control Plan).
e.    Special Rule for Other Terminations of Employment. In the event that Grantee terminates employment during the Period of Restriction for a reason other than those specified in Section 2.d above and other than a termination of employment with "Cause", the Committee may, in its sole and complete discretion, determine that the required service performance objective otherwise applicable to the Restricted Units (i.e., continuation of employment through March 1, 2018) shall not be imposed for purposes of determining the occurrence of the termination of the Period of Restriction on March 1, 2018. In this case, Grantee shall be entitled to the vesting of Restricted Units at the same time and manner as may otherwise apply under this Agreement without regard to the satisfaction of the service performance objective (i.e., vesting on termination of the Period of Restriction as of March 1, 2018, following achievement of Financial Criteria), except that as of the Grantee's date of such termination of employment, each category of Restricted Units that continues to be subject to vesting over the Period of Restriction shall be reduced to the amount equal to such Restricted Units multiplied by a fraction, the numerator of which is the number of completed calendar years of employment during the 2015-2017 performance period and the denominator of which is the total number of calendar years within the 2015‑2017 performance period (i.e., Restricted Units subject to vesting shall be the prorated number of units based on completed calendar years of employment within the 2015-2017 performance period in proportion to the total calendar years within the 2015‑2017 performance period). In this case, apart from the special rule described in this Section 2.e, because Grantee fails to satisfy the otherwise applicable service performance objective for the Restricted Units, the remaining portion of each category of Restricted Units that is not subject to further vesting shall be forfeited as of the date of Grantee's termination of employment in accordance with Section 3 below (i.e., the portion that is not subject to continued vesting under this Section 2.e shall be immediately forfeited as of the date of termination of employment).
f.    Committee Determinations; Section 162(m). The Committee shall certify whether the Financial Performance Criteria for the First Category Units, Second Category Units, and Third Category Units have been achieved on or prior to March 1, 2018. In the event that the Committee does not certify the Financial Performance Criteria by March 1, 2018, due to the timing of available information or other administrative delay, the Committee shall make its certification as soon as possible thereafter and, to the extent that the satisfaction of the Financial Performance Criteria is certified, the Restricted Units subject to vesting shall vest at the time of the making of the certification (i.e., the Period of Restriction shall be terminated as of the time of the certification). However, in this case, the service performance objective (i.e., employment as of March 1, 2018) shall be treated as satisfied if Grantee is an Employee on March 1, 2018. This Agreement shall be interpreted and administered in a manner consistent with the intent that the Restricted Units granted hereunder comply with the requirements of the performance-based compensation exception under Code Section 162(m).
3.    Forfeiture of Unvested Restricted Units. Restricted Units as to which the Period of Restriction has not terminated shall be forfeited upon the first to occur of: (a) Grantee's ceasing to be an Employee for any reason, whether voluntary or involuntary (other than for a termination of employment described in Section 2.d or a termination of employment to the extent described in Section 2.e), and (b) March 1, 2018. However, as described in Section 2 above with respect to the termination of the Period of Restriction on March 1, 2018, the Applicable Vesting Percentage of the given category of Restricted Units shall not be forfeited as of March 1, 2018, to the extent that: (a) with respect to such Applicable Vesting Percentage of such category of Restricted Units, the Committee has, on or prior to March 1, 2018, certified that the corresponding Three Year Average Percentile level for such Applicable Vesting Percentage has been achieved; and (b) the Grantee is an Employee on March 1, 2018 (or such service performance objective is not applicable to the extent described in Section 2.e). In the event of a delay of the termination of the Period of Restriction due to the Committee’s certification of the Financial Performance Criteria after March 1, 2018 (as described in the above Section 2.f), then: (A) the Restricted Units shall not be forfeited under 3(a) above if Grantee is an Employee on March 1, 2018; and (B) the certification date shall apply in lieu of March 1, 2018, as specified in 3(b) above. Grantee's employment shall not be treated as terminated in the case of a transfer of employment within the Company and its subsidiaries or in the case of sick leave and other approved leaves of absence. Forfeiture of Restricted Units means that this Agreement and the Restricted Units shall immediately terminate and become null and void and all right hereunder shall cease and no person shall be entitled to any payment with respect to the Restricted Units.
4.    Payment for Restricted Units. To the extent that the Period of Restriction terminates with respect to all or a portion of the Restricted Units as determined by the Committee, the Company shall make a cash payment to Grantee in the amount equivalent to the "Fair Market Value" of the affected Restricted Units, which payment shall be made as soon as reasonably practicable following the termination of the Period of Restriction and no later than 2 1/2 months following the end of the calendar year in which the termination occurs. The amount of the cash payment shall be determined on the basis of the “Fair Market Value” of Company common stock as of the date of the termination of the Period of Restriction, where each Restricted Unit shall be equivalent in value to one share of Company common stock. In accordance with Section 1.15 of the Plan, “Fair Market Value” of one Restricted Unit shall mean the closing sales price of one share of Company common stock on the New York Stock Exchange on the applicable date. Grantee shall not be entitled to interest on the cash payment for the period between the date of the termination of the Period of Restriction and the date of actual payment.
5.    Nonassignability. The Restricted Units may not be assigned or transferred by Grantee. Further, the Restricted Units are not subject to attachment, execution, or other similar process. In the event of any attempt by

Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units, or the levy of any attachment, execution, or other similar process of the Restricted Units, the Committee may terminate the Restricted Units by notice to the Grantee without regard to consent by Grantee.
6.    Tax Withholding. The Company shall have the right to withhold from the payment relating to Restricted Units any taxes required to be withheld because of such payment.
7.    Units Adjustments. The number and kind of Restricted Units or other property subject to this Agreement shall be subject to adjustment in accordance with Section 13 of the Plan.
8.    Rights as Shareholder. Neither Grantee nor any other person shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to the Restricted Units and, accordingly, the Restricted Units carry neither voting rights nor rights to actual cash dividends. Grantee shall not be entitled to the payment of actual or hypothetical dividends or earnings on the Restricted Units during or after the Period of Restriction. The Restricted Units are bookkeeping entries that represent the Company’s unfunded and unsecured contractual obligation to make payments upon the satisfaction of applicable conditions. With respect to the Restricted Units, Grantee has no rights other than the rights of a general creditor of the Company.
9.    Employment Rights. Neither the Plan nor the granting of the Restricted Units shall be a contract of employment of Grantee by the Company or any of its subsidiaries. Grantee may be discharged from employment at any time by the employing Company or subsidiary, subject to any employment contract that may otherwise apply to Grantee.
10.    Amendment. This Agreement may be amended by the Committee at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Code or regulations issued thereunder or any federal or state securities law or other law or regulation, or the Plan, or based on any discretionary authority of the Committee under the Plan. Unless necessary or advisable due to a change in law, any amendment to this Agreement which has a material adverse effect on the interest of Grantee under this Agreement shall be adopted only with the consent of Grantee.
11.    Section 409A Compliance. The Restricted Units are subject to a "substantial risk of forfeiture" until the termination of the Period of Restriction, at which time the payment for the Restricted Units shall be made to Grantee as soon as reasonably practicable and no later than 2 1/2 months following the end of the calendar year in which the Period of Restriction terminates. Accordingly, the Restricted Units are subject to the "short term deferral" exception under Code Section 409A. This Grant is intended to meet the requirements of Code Section 409A and shall interpreted in the manner consistent with compliance with Code Section 409A and guidance issued by the Internal Revenue Service.
12.    Notices. Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Grantee at Grantee's address shown on Company records or such other address designated by Grantee by similar notice, or to the Company at its then principal office, to the attention of the Corporate Secretary of the Company. Furthermore, such notice or other communication shall be deemed duly given when transmitted electronically to Grantee at Grantee's electronic mail address shown on the Company records or, to the extent that Grantee is an active employee, through the Company's intranet.
13.    Plan Governs. The Restricted Units evidenced by this Agreement are subject to the terms and conditions of the Plan and of this Agreement. In case of conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall control. Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned in the Plan unless the context indicates otherwise.
14.    Miscellaneous. This Agreement shall bind and benefit Grantee, the heirs, distributees and personal representative of Grantee, and the Company and its successors and assigns. This Agreement may be signed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same instrument. Capitalized terms not herein defined shall have the meanings prescribed to them under the Plan.
BY ACCEPTING THE RESTRICTED UNITS GRANTED UNDER THIS RESTRICTED STOCK UNIT GRANT AGREEMENT, GRANTEE AGREES TO ALL THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT AND IN THE PLAN.
IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

BANK OF HAWAII CORPORATION

By	MARK A. ROSSI
Its Vice Chairman

"Company"

Agreed and Accepted:

"Grantee"